EXHIBIT 99.1

Intelligent Systems Announces 2011 Results

Investor Conference Call at 11 AM EDT on March 22, 2012

NORCROSS, Ga., March 22, 2012 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) (www.intelsys.com) announced today its financial results for the three and twelve month periods ended December 31, 2011.

For the twelve month period ended December 31, 2011, total revenue grew by six percent to $16,324,000 as compared to total revenue of $15,443,000 in the prior year. Income from continuing operations was $657,000 ($0.07 per share) for fiscal year 2011, compared to income from continuing operations of $158,000 ($0.02 per share) in fiscal 2010. Net income for fiscal year 2011 was $657,000 compared to a loss of $187,000 in fiscal 2010.

For the three month period ended December 31, 2011, total revenue was $3,693,000, an increase of 11 percent compared to the fourth quarter of 2010. The company recorded a net loss from continuing operations of $327,000 in the fourth quarter of 2011 as compared to a net loss from continuing operations of $315,000 in the fourth quarter of 2010. Net loss in the fourth quarter of 2011 was $327,000 ($0.04 per share) compared to a net loss of $660,000 ($0.07 per share) in the same period in 2010.

J. Leland Strange, President and Chief Executive Officer, stated, "Our ChemFree subsidiary reported another quarter and year of strong profitability in 2011 with year-over-year revenue growth in international sales, leased machines and consumable supplies although the number of machines sold in the domestic U.S. was lower in 2011 than in 2010.

"In 2011, our CoreCard Software subsidiary grew revenue from software license sales as well as service revenue, reflecting more professional services and maintenance contracts with a growing installed base of customers. We continue to invest in software development activities to provide financial transaction processing solutions for markets such as prepaid, fleet and private label cards, as well as to build our prepaid processing services business."

As we have frequently cautioned, results of continuing operations may vary from quarter-to-quarter due in large part to the timing of software license revenue recognition and completion of professional services contracts, which may be affected by changes in customer requirements and schedules that are outside of our control.

Fiscal year 2011 results include $450,000 of Other Income related to the positive impact of the settlement of a legal matter by our ChemFree subsidiary, as previously disclosed in the our Form 10-Q for the quarter ended June 30, 2011. In addition, in the fourth quarter of 2011 we recorded an expense of $75,000 in the category Other Income, net for taxable court costs that are owed as a result of a final ruling issued by the United States Court of Appeals for the 11th Circuit on March 12, 2012 in a long-standing patent matter involving ChemFree. The final ruling upheld a lower court's earlier ruling of invalidity due to obviousness of four of ChemFree's patents. The invalidity ruling relied heavily on a 2007 U.S. Supreme Court ruling (three years after ChemFree first filed the legal action) which modified the standards for determining obviousness.

In both the three and twelve month periods ended December 31, 2010, we had a net loss from discontinued operations of $345,000 ($0.04 per share). The net loss is related to a charge recorded against the carrying value of a note receivable from IBS Technics, the purchaser of our former VISaer subsidiary in 2008, and the reduction of a related liability following settlement of a dispute between the parties.

The company will hold an investor conference call today, March 22, 2012 at 11 AM Eastern Daylight Time. Interested investors are invited to attend the conference call by dialing (877) 636-3514 and entering conference ID code 62891436.  A recording of the call will be posted on the company's website at www.intelsys.com as soon as available. The company intends to file its Form 10-K for the period ended December 31, 2011 with the Securities Exchange Commission on March 22, 2012. For additional information about reported results, investors will be able to access the Form 10-K on the company's website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty five years, Intelligent Systems Corporation (NYSE Amex:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments in the information technology and industrial products industries. The company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of software and services for prepaid and credit card processing, and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies.  Further information is available on the company's website at www.intelsys.com or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONSOLIDATED STATEMENTS OF OPERATIONS (audited; in thousands, except share and per share amounts)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2011	2010	2011	2010
Revenue
Products	$ 3,065	$ 2,965	$13,798	$13,290
Services	628	357	2,526	2,153
Total revenue	3,693	3,322	16,324	15,443
Cost of revenue
Products	1,641	1,467	6,688	6,961
Services	454	289	1,574	1,116
Total cost of revenue	2,095	1,756	8,262	8,077
Expenses
Marketing	488	512	2,109	2,158
General & administrative	788	749	3,032	2,801
Research & development	593	615	2,610	2,181
Income (loss) from operations	(271)	(310)	311	226
Other income (expense)
Interest income (expense), net	6	17	31	80
Equity in income (loss) of affiliate	(2)	(9)	2	(41)
Other income, net	(66)[1]	6	406 [1]	23
Income (loss) from continuing operations before income taxes	(333)	(296)	750	288
Income tax expense (benefit)	(6)	19	93	130
Income (loss) from continuing operations	(327)	(315)	657	158
Loss on sale of discontinued operations	--	(345) [2]	--	(345) [2]
Net income (loss)	$ (327)	$ (660)	$ 657	$ (187)
Net income (loss) per share basic & diluted
Continuing operations	$(0.04)	$(0.03)	$0.07	$0.02
Discontinued operations	0.00	(0.04)	0.00	(0.04)
Net income (loss) per share	$(0.04)	$(0.07)	$0.07	$(0.02)
Basic weighted average common shares	8,958,028	8,958,028	8,958,028	8,958,028
Diluted weighted average common shares	8,959,028	8,958,028	8,977,196	8,958,028

1. YTD includes net income of $450,000 related to settlement of legal matter in Q2 2011 and Q4 expense of $75,000 related to taxable costs accrued for a separate legal matter in Q4 2011.
2. Write-down of note receivable and related note payable on settlement of legal matter of former VISaer business.

CONDENSED CONSOLIDATED BALANCE SHEETS
(audited; in thousands, except share amounts)

As of December 31,	2011	2010
ASSETS
Current assets:
Cash	$ 3,152	$ 2,942
Marketable securities	209	--
Accounts receivable, net	2,504	2,227
Notes and interest receivable, current portion	249	600
Inventories, net	824	833
Other current assets	284	404
Total current assets	7,222	7,006
Investments	1,288	1,286
Notes and interest receivable, net of current portion	240	473
Property and equipment, net	1,222	1,149
Patents, net	133	177
Total assets	$ 10,105	$ 10,091

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 463	$ 322
Deferred revenue, current portion	907	1,604
Accrued payroll	460	550
Accrued expenses	669	640
Other current liabilities	369	307
Total current liabilities	2,868	3,423
Deferred revenue, net of current portion	50	70
Other long-term liabilities	140	137
Total stockholders' equity	7,047	6,461
Total liabilities and stockholders' equity	$ 10,105	$ 10,091
CONTACT: Bonnie Herron, 770-564-5504
         or email to bherron@intelsys.com